As filed with the Securities and Exchange Commission on February 21, 2025

Registration No. 333-284504

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Jet.AI Inc.

(Exact name of registrant as specified in its charter)

Delaware	93-2971741
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

10845 Griffith Peak Dr., Suite 200

Las Vegas, Nevada 89135

702-747-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Winston

Interim Chief Executive Officer

Jet.AI Inc.

10845 Griffith Peak Dr., Suite 200

Las Vegas, Nevada 89135

702-747-4000

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Kate L. Bechen

Hallie D. Heath

Dykema Gossett PLLC

111 E. Kilbourn Ave., Suite 1050

Milwaukee, WI 53202

(414) 488-7300

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and the selling stockholder is not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 21, 2025

PRELIMINARY PROSPECTUS

Jet.AI Inc.

1,270,000 Shares of Common Stock

This prospectus relates to the resale from time to time of up to 1,270,000 shares of our common stock, par value $0.0001 per share (“Common Stock”), by the selling stockholder identified herein (collectively, with any of such stockholder’s transferees, pledgees, assignees, distributees, donees or successors-in-interest, the “Selling Stockholder”). The shares of Common Stock being registered hereunder consist of up to 1,270,000 shares of Common Stock issuable upon conversion of 450 shares of Series B Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”) that the Selling Stockholder currently holds and 850 shares of Series B Preferred Stock, which are issuable upon the exercise of a warrant (the “Warrant”) held by the Selling Stockholder (the “Shares”). For additional information on the Shares, see “Prospectus Summary - The Selling Stockholder Transaction.”

Our registration of the Shares covered by this prospectus does not mean that the Selling Stockholder will offer or sell any of the Shares. The Selling Stockholder acquired the Shares in private transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

We will not receive any proceeds from the resale of the Shares by the Selling Stockholder in this offering. All selling and other expenses incurred by the Selling Stockholder will be paid by the Selling Stockholder, except for certain legal fees and expenses, which will be paid by us. The Selling Stockholder may sell, transfer or otherwise dispose of any or all of the Shares offered by this prospectus from time to time on The Nasdaq Stock Market LLC (“Nasdaq”) or any other stock exchange, market, or trading facility on which the shares are traded, or in private transactions. The Shares may be offered and sold or otherwise disposed of by the Selling Stockholder at fixed prices, market prices prevailing at the time of sale, prices related to prevailing market prices, or privately negotiated prices. Refer to the section entitled “Plan of Distribution” for more information regarding how the Selling Stockholder may offer, sell, or dispose of their Shares. To the extent that the Selling Stockholder exercises all or part of the Warrant, we will receive the exercise price of such exercise. We will bear all fees and expenses incident to our obligation to register the Shares.

Our Common Stock is traded on Nasdaq under the symbol “JTAI”. On February 20, 2025, the last reported sale price of our Common Stock on Nasdaq was $7.35 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our Common Stock involves risks. Before buying any shares of Common Stock, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                           , 2025

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Stockholder may, from time to time, offer and sell or otherwise dispose of the shares of our Common Stock covered by this prospectus. We will not receive any proceeds from the sale by the Selling Stockholder of the Shares offered by it described in this prospectus. We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part. The prospectus supplement or post-effective amendment may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. The registration statement we filed with the SEC, of which this prospectus forms a part, includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus, any post-effective amendment, and any applicable prospectus supplement and the related exhibits filed with the SEC before making your investment decision. The registration statement and the exhibits can be obtained from the SEC, as indicated under the section entitled “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus. Neither we nor the Selling Stockholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholder take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither we nor the Selling Stockholder are making an offer to sell our Common Stock in any jurisdiction where the offer or sale thereof is not permitted. You should not assume that the information appearing in this prospectus any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read carefully the entirety of this prospectus before making an investment decision.

Industry And Market Data

Some of the market and industry data contained in this prospectus are based on independent industry publications or other publicly available information. We believe this information is reliable as of the applicable date of its publication, however, we have not independently verified and cannot assure you as to the accuracy or completeness of this information. As a result, you should be aware that the market and industry data contained herein, and our beliefs and estimates based on such data, may not be reliable.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference herein. This summary does not contain all of the information you should consider before investing in our shares of Common Stock. Before deciding to invest in our shares of Common Stock, you should read this entire prospectus carefully, including the section of this prospectus entitled “Risk Factors” beginning on page 6.

As used in this prospectus, unless the context requires otherwise, the terms “Company,” “Jet.AI,” “we,” “our” and “us” refer to Jet.AI Inc. (f/k/a Oxbridge Acquisition Corp.), and its consolidated subsidiaries.

Company Overview

Our business strategy combines concepts from fractional jet and charter jet programs with innovations in artificial intelligence, also referred to herein is “AI.” Our purposeful enhancement of price discovery has the potential to produce fairer and more inclusive results for aircraft owners and travelers alike.

We formed the Company on June 4, 2018. We developed and, in September 2019, launched our booking platform represented by our iOS app JetToken, which originally functioned as a prospecting and quoting platform to arrange private jet travel with third party carriers. Following our acquisition of HondaJets, we began selling jet cards and fractional ownership interests in our aircraft. In 2023, we launched an AI-enhanced booking app called CharterGPT. Beginning in 2023, we launched our Jet.AI Operator Platform to provide a B2B software platform for SaaS products. Currently we offer the following SaaS software to aircraft owners and operators generally:

●	Reroute AI: recycles aircraft waiting to return to base into prospective new charter bookings to destinations within specific distances; and
●	DynoFlight: enables aircraft operators to estimate aircraft emissions then purchase carbon removal credits via our DynoFlight API.

We have also established a specific version of a private jet by-the-seat booking tool for the Las Vegas Golden Knights and Cirrus Aviation via 380 Software LLC. 380 Software LLC is a by-the-seat charter joint venture between us and Cirrus Aviation.

Our strategy involves expanding our fleet of aircraft with larger aircraft capable of traveling longer distances, developing a national jet card program based on third party aircraft, further enhancing the AI functionality of Charter GPT, and expanding upon our B2B software offerings.

Recent Events

On February 13, 2025, the Company, entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with flyExclusive, Inc. (“flyExclusive”), FlyX Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of flyExclusive (“Merger Sub”), and Jet.AI SpinCo, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“SpinCo”). Pursuant to the Merger Agreement, (i) as a condition to closing on the Merger Agreement, the Company will distribute all of the shares of SpinCo, on a pro rata basis, to the Company’s stockholders (the “Distribution”) and (ii) Merger Sub will merge with and into SpinCo (the “Merger” and, together with the Distribution and all other transactions contemplated under the Merger Agreement, the “Transactions”) with SpinCo surviving the Merger as a wholly owned subsidiary of flyExclusive.

In connection with executing the Merger Agreement, the Company, SpinCo, and flyExclusive entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”) pursuant to which the Company will transfer the business, operations, services and activities of the Company’s jet charter business to SpinCo (the “Separation”). Upon the terms and subject to the conditions set forth in the Separation and Distribution Agreement, the Company will consummation the Distribution. As such, the Company will no longer operate a jet charter business as of consummation of the Distribution. There will be no change to the Company’s board of directors or executive officers as a result of the Merger, Separation, Distribution, or other Transactions.

1

The Business Combination

On August 10, 2023, Jet.AI Inc., a Delaware corporation (f/k/a Oxbridge Acquisition Corp.), consummated a “Business Combination” pursuant to the Business Combination Agreement and Plan of Reorganization, dated February 24, 2023, as amended by Amendment No. 1 to the Business Combination Agreement, dated as of May 11, 2023, by and among Oxbridge Acquisition Corp. (“Oxbridge”), the merger subsidiaries identified below and Jet Token. Pursuant to the Business Combination Agreement, Oxbridge redomiciled as a Delaware corporation and was renamed Jet.AI, Inc., and promptly thereafter, (a) OXAC Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of Oxbridge (“First Merger Sub”) merged with and into Jet Token with Jet Token surviving the merger as a wholly owned subsidiary of Jet.AI Inc.; and (b) Jet Token merged with and into Summerlin Aviation LLC (f/k/a OXAC Merger Sub II, LLC), a Delaware limited liability company and a direct wholly owned subsidiary of Oxbridge (“Second Merger Sub”) (each merger and all other transactions contemplated by the Business Combination Agreement, the “Business Combination”).

The Business Combination resulted in certain securities of Oxbridge and Jet Token being converted into securities of the Company. As a result of the Business Combination and certain actions taken by the Company following the Business Combination, Jet.AI Inc. has one class of common stock, listed on Nasdaq under the ticker symbol “JTAI”.

The Selling Stockholder Transaction

General

On March 28, 2024, Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) and certain other transaction documents described below with the Selling Stockholder in connection with a private placement which closed on March 29, 2024 (the “Closing Date”), which we collectively refer to as the “Selling Stockholder Transaction”.

Pursuant to the Securities Purchase Agreement, the Company agreed to issue to the Selling Stockholder (a) 150 shares of Series B Preferred Stock, which are convertible into shares of Common Stock, (b) the Warrant to purchase up to 1,500 shares of Series B Preferred Stock at an exercise price of $10,000 per share, and (c) 1,111 shares of Common Stock (as adjusted to give effect to the 1-for-225 reverse stock split of the issued and outstanding Common Stock effected by the Company on November 12, 2024).

At the initial closing the Company received gross proceeds of approximately $1.5 million, net including customary placement fees and reimbursement of certain amounts payable to Maxim as placement agent and other expenses payable by the Company in connection with the Selling Stockholder Transaction. This amount excludes the proceeds from subsequent exercise of the Warrant. The Company used net proceeds received at the initial closing and subsequent exercises of the Warrant effected as of the date of this prospectus, and, intends to use the proceeds that may result from future exercises of the Warrant by the Selling Stockholder, for working capital, capital expenditures, product development, and other general corporate purposes. The Company has not allocated specific amounts of net proceeds for any of these purposes.

Series B Preferred Stock

On March 28, 2024, we filed a Certificate of Designations of the Series B Preferred Stock with the Secretary of State of the State of Delaware, which provides for the issuance of up to 5,000 shares of Series B Preferred Stock (the “Certificate of Designations”). The Series B Preferred Stock ranks pari passu with the Company’s Series A Preferred Stock and its Series A-1 Preferred Stock and senior to all other capital stock of the Company.

Each share of Series B Preferred Stock converts into a number of shares of our Common Stock, subject to certain limitations, including a beneficial ownership limitation of 4.99% (calculated in accordance with the rules promulgated under Section 13(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), which can be adjusted to a beneficial ownership limitation of 9.99% upon 61 days prior written notice by the Selling Stockholder. From time to time the Selling Stockholder may convert Series B Preferred Stock into Common Stock which it may liquidate and thereafter receive additional shares of Common Stock pursuant to subsequent conversions of its Series B Preferred Stock. Although the beneficial ownership limitation imposes a legally binding limitation on the Selling Stockholder’s beneficial ownership at any point in time, it does not prohibit the Selling Stockholder from, over time, receiving shares of Common Stock upon separate conversions of its shares of Series B Preferred Stock that, in the aggregate and over a period of time, exceed the beneficial ownership limitation.

Subject to the limitations set forth in the preceding paragraph and provided there is an effective registration statement covering the Selling Stockholder’s resale of Common Stock issuable upon conversion of the shares of Series B Preferred Stock, the shares of Series B Preferred Stock will automatically convert into shares of Common Stock on or prior to the tenth trading day after the issuance date of such shares of Series B Preferred Stock. The number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock is calculated by dividing the conversion amount per share of Series B Preferred Stock by the then conversion price. The conversion amount is equal to the stated value of the shares of Series B Preferred Stock, which is $10,000, plus any additional amounts and late charges calculated in accordance with the Certificate of Designations. The conversion price is equal to 90% (or, in the case of a delisting, 80%) of the lowest daily volume weighted average price of our Common Stock over a period beginning on the trading day after we deliver shares of Common Stock upon such conversion to the Selling Stockholder and ending on the trading day on which the aggregate dollar trading volume of our Common Stock exceeds seven times the applicable conversion amount, subject to a five-trading day minimum period for such calculation, and subject to certain adjustments.

2

If certain defined “triggering events” defined in the Certificate of Designations occur, such as a breach of the registration rights agreement entered into with the Selling Stockholder on March 29, 2024 (the “Registration Rights Agreement”), suspension of trading of the Common Stock, or our failure to convert the Series B Preferred Stock into Common Stock when a conversion right is exercised, then we may be required to redeem the Series B Preferred Stock for cash at 110% of its stated value.

The foregoing description of the Series B Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations, a copy of which is filed as Exhibit 3.5 to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

Other Transaction Documents and Subsequent Agreements

The Warrant exercise price was initially set at $10,000 per share of Series B Preferred Stock, subject to adjustment for certain events, such as stock splits, issuance of additional shares as a dividend or otherwise. If the Warrant is exercised in full for cash, the Company would receive total gross proceeds of approximately $15.0 million from those exercises. As of the date of this prospectus, the Selling Stockholder has partially exercised the Warrant for a total of 650 shares of Series B Preferred Stock, resulting in gross proceeds to the Company of $6.5 million. The Company cannot predict when or if additional exercises of the Warrant will be effected. At any time when the Warrant is exercisable for less than 1,000 shares of Series B Preferred Stock, the Company has the right to redeem all or a portion of the Warrant by paying to the Selling Stockholder in cash $100 per share of Series B Preferred Stock that would otherwise be issuable pursuant to the Warrant.

Pursuant to the Securities Purchase Agreement, the Company agreed to submit to its stockholders a proposal to approve the issuance of shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock in accordance with Nasdaq Rules at a special meeting of stockholders at the earliest practicable date after the date of the Securities Purchase Agreement, but in no event later than ninety (90) days after the Closing Date. At its annual meeting of stockholders, which took place on September 24, 2024, the Company sought stockholder approval for the potential issuance of shares of Common Stock pursuant to the Selling Stockholder Transaction in an amount that, upon issuance, could result in the issuance of shares of Common Stock in an amount in excess of 20% of the Company’s outstanding shares of Common Stock at a price less than the “minimum price” as defined by and in accordance with Nasdaq Listing Rule 5635(d). The Company’s stockholders approved such potential issuance at the annual meeting. The Securities Purchase Agreement obligates the Company to reserve no less than 200% of the maximum number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock outstanding, using an alternate conversion method. In order to meet that obligation, the Company sought stockholder approval to amend its certificate of incorporation to increase the number of authorized shares of Common Stock to 200,000,000 at its annual meeting of stockholders. The Company received such approval on September 24, 2024.

Additionally, the Company entered into the Registration Rights Agreement, which, among other things, obligated the Company to register the resale of the 1,111 shares of Common Stock (as adjusted to give effect to the 1-for-225 reverse stock split of the issued and outstanding Common Stock effected by the Company on November 12, 2024), the shares of Common Stock issuable upon conversion of the 150 shares of Series B Preferred Stock issued at the initial closing, and shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock issuable upon exercise of the Warrant. The Company was required to prepare and file a registration statement with the SEC no later than 30 days following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”) but in no event later than May 15, 2024 (the “Filing Failure”, and such deadline, the “Filing Deadline”), and to use its commercially reasonable efforts to have the registration statement and any amendment declared effective no later than the earlier of the (a) 60th calendar day following the filing of the Form 10-K (or, if such registration statement is subject to a full review by the SEC, the 100th calendar day after such filing) and (b) 2nd business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such registration statement will not be reviewed or will not be subject to further review (the “Effectiveness Deadline”). The Company filed a registration statement on Form S-1 pursuant to the foregoing obligation by the Filing Deadline. Because this registration statement was not declared effective by the SEC by the Effectiveness Deadline, the Company was obligated to pay to the Selling Stockholder a fee of $100,000 (the “Effectiveness Fee”). On September 3, 2024, the Company issued to the Selling Stockholder 444 shares of Common Stock (as adjusted to give effect to the 1-for-225 reverse stock split of the issued and outstanding Common Stock effected by the Company on November 12, 2024) in lieu of paying the Effectiveness Fee in cash.

3

On September 24, 2024, the Company and the Selling Stockholder entered into a letter agreement (the “Letter Agreement”) that set forth certain understandings and agreements among the Company and the Selling Stockholder. Pursuant to the Letter Agreement, the Selling Stockholder agreed to refrain from taking action to protect its legal rights under the transaction documents, related to certain actions and transactions identified in the Letter Agreement that the Company had undertaken or effected prior to the date of the Letter Agreement. As consideration for the waiver, the Company agreed to a release of the Selling Stockholder and its affiliates and issued an additional 50 shares of Series B Preferred Stock to the Selling Stockholder.

On October 10, 2024, the Company and the Selling Stockholder entered into a second letter agreement (the “Second Letter Agreement”) that set forth certain understandings and agreements among the Company and the Selling Stockholder. Pursuant to the Second Letter Agreement, the Selling Stockholder agreed to refrain from taking action to protect its legal rights under the transaction documents, related to certain actions and transactions identified in the Second Letter Agreement. Such actions include the Company’s filing of an amendment to the registration statement on Form S-1 (File No. 333-281911) with the SEC and a registered direct offering. As consideration for the waiver, the Company agreed to change the Conversion Measurement Period (as defined in the Certificate of Designations) for the 200 shares of Series B Preferred Stock then held by the Selling Stockholder to begin on March 28, 2024 and to end in accordance with the Certificate of Designations.

On October 18, 2024, the Company and the Selling Stockholder entered into a third letter agreement (the “Third Letter Agreement”) that set forth certain understandings and agreements among the Company and the Selling Stockholder. Pursuant to the Third Letter Agreement, the Selling Stockholder agreed to refrain from taking action to protect its legal rights under the transaction documents, related to certain actions and transactions identified in the Third Letter Agreement. Such actions include the Company’s actions related to a transaction that may be effected utilizing the registration statement on Form S-3 (File No. 333-281578). As consideration for the waiver, the Company agreed to change the Conversion Measurement Period (as defined in the Certificate of Designations) for the first 200 shares of Series B Preferred Stock that the Selling Stockholder acquired upon exercise of the Warrant to begin on March 28, 2024 and to end in accordance with the Certificate of Designations.

The Company has also agreed to, among other things, indemnify the Selling Stockholder, its members, managers, directors, officers, partners, employees, agents, representatives and persons who control the Selling Stockholder under the registration statement from certain liabilities and pay all fees and expenses (excluding any underwriting discounts and selling commissions) incident to the Company’s obligations under the Registration Rights Agreement.

The securities issued pursuant to the Securities Purchase Agreement were not registered under the Securities Act and were offered pursuant to an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated under the Securities Act.

Copies of the Securities Purchase Agreement, the Voting Agreement, the Warrant, the Registration Rights Agreement, the Letter Agreement, the Second Letter Agreement, and the Third Letter Agreement are filed as Exhibits 10.1, 10.2, 4.5, 10.3, 10.5, 10.6, and 10.7, respectively, to the registration statement of which this prospectus forms a part. The above summary of such agreements and documents does not purport to be complete and is qualified in its entirety by reference to such agreements and are incorporated herein by reference herein.

Registration Statements

Pursuant to the Registration Rights Agreement, we filed a Registration Statement on Form S-1 (File No. 333-279385), which was originally filed with the SEC on May 13, 2024, and as amended (the “First Registration Statement”), that registered the offer and resale of 133,778 shares of Common Stock (as adjusted to reflect the subsequent reverse stock split) by the Selling Stockholder and was declared effective by the SEC on July 24, 2024. On November 13, 2024, the Selling Stockholder notified the Company that it had sold all shares of Common Stock that were registered under the First Registration Statement.

Since the number of shares of Common Stock available under the First Registration Statement was insufficient to cover all of the shares of Common Stock issuable to the Selling Stockholder, we were required to file at least one additional registration statement. Accordingly, on November 13, 2024, we filed a Registration Statement on Form S-3 (File No. 333-283207) with the SEC (as amended, the “Second Registration Statement”), which registered the offer and resale of 600,000 shares of Common Stock by the Selling Stockholder and was declared effective by the SEC on December 27, 2024. On February 20, 2025, the Selling Stockholder notified the Company that it had sold all shares of Common Stock that were registered under the Second Registration Statement.

Since the number of shares of Common Stock available under the First Registration Statement and the Second Registration Statement were, in the aggregate, insufficient to cover all of the shares of Common Stock issuable to the Selling Stockholder, we were required to file at least one additional registration statement. Accordingly, on January 24, 2025, we filed the registration statement of which this prospectus forms a part (File No. 333-284504) with the SEC (as amended, the “Third Registration Statement”), to register an additional 1,270,000 shares of Common Stock for offer and resale by the Selling Stockholder.

Conversions of Series B Preferred Stock; Partial Warrant Exercises

Starting in October 2024, and through the date of this prospectus, the Selling Stockholder has converted in full the 150 shares of Series B Preferred Stock issued to the Selling Stockholder at the initial closing, the 50 additional shares of Series B Preferred Stock issued to the Selling Stockholder in connection with the Letter Agreement, and 50 shares of Series B Preferred Stock issued to the Selling Stockholder pursuant to a partial exercise of the Warrant. Those conversions, in total, resulted in the issuance of 476,845 shares of Common Stock (as adjusted to give effect to the 1-for-225 reverse stock split of the issued and outstanding Common Stock effected by the Company on November 12, 2024).

4

On October 28, 2024 the Selling Stockholder partially exercised the Warrant, for 150 additional shares of Series B Stock, resulting in total proceeds to the Company of $1.5 million. Additionally, on November 14, 2024 the Selling Stockholder partially exercised the Warrant, for 250 additional shares of Series B Stock, resulting in total proceeds to the Company of $2.5 million. Finally, on January 23, 2025 the Selling Stockholder partially exercised the Warrant, for 250 additional shares of Series B Stock, resulting in total proceeds to the Company of $2.5 million. As a result, as of the date of this prospectus, if the remaining portion of the Warrant is exercised in full it would result in the Company receiving gross proceeds of $8.5 million.

As of the date of this prospectus: (i) the Selling Stockholder has sold 93,067 shares of Common Stock pursuant to Rule 144 under the Securities Act, 133,778 shares of common stock under the First Registration Statement, and 600,000 shares of Common Stock under the Second Registration Statement; and (ii) the Selling Stockholder holds 25,255 shares of Common Stock, 450 shares of Series B Preferred Stock, and the Warrant, which is exercisable for 850 shares of Series B Preferred Stock.

Adjustment to Beneficial Ownership Limitation

On February 14, 2025, the Selling Stockholder delivered a notice to the Company that it has elected to increase the beneficial ownership limitation to 9.99%. The adjusted beneficial ownership limitation will not take effect until April 16, 2025. All prior issuances were, and all issuances until April 16, 2025 will continue to be, subject to the 4.99% beneficial ownership limitation.

Nasdaq Compliance

Our Common Stock is currently listed on Nasdaq under the symbol “JTAI”. On December 1, 2023, the Company received a notification letter (the “Initial Notice Letter”) from the Nasdaq Listing Qualifications Staff of Nasdaq notifying the Company that its amount of stockholders’ equity has fallen below the $10 million required minimum for continued listing on The Nasdaq Global Market set forth in Nasdaq Listing Rule 5450(b)(1)(A) (the “Minimum Stockholders’ Equity Requirement”). The Company’s stockholders’ deficit as of December 31, 2023 was $(3,963,039). The Initial Notice Letter also noted that as of September 30, 2023, the Company did not meet The Nasdaq Global Market alternative listing criteria for the “Market Value” standard or the “Total Assets / Total Revenues” standard. On August 14, 2024, the Nasdaq Hearings Panel granted the Company’s request to transfer the Company’s securities from The Nasdaq Global Market to The Nasdaq Capital Market effective as of the opening of trading on August 16, 2024.

On April 14, 2024, the Company received an additional notification letter from Nasdaq (the “Second Notice Letter”) stating that the Company is not in compliance with Nasdaq Listing Rule 5450(a)(1), as the minimum bid price of the Company’s Common Stock has been below $1.00 per share for 30 consecutive business days (the “Minimum Bid Price Requirement”). The notification of noncompliance had no immediate effect on the listing or trading of the Company’s Common Stock on Nasdaq. The Company had 180 calendar days, or until October 14, 2024, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the minimum bid price of the Company’s Common Stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this 180-calendar day grace period. Although the Company did not regain compliance with the Minimum Bid Price Requirement by October 14, 2024, it was eligible for an additional 180-calendar day compliance period because it elected to transfer to The Nasdaq Capital Market. The Company’s failure to regain compliance during this period could result in delisting. The Company effected a reverse stock split of its issued and outstanding shares of Common Stock at a ratio of 225-for-1 on November 12, 2024 to, in part, cause the Company to regain compliance with the Minimum Bid Price Requirement.

On May 30, 2024, the Company received an additional notification letter from Nasdaq (the “Third Notice Letter”) stating that the Company had not regained compliance with the Minimum Stockholders’ Equity Requirement for continued listing discussed in the Initial Notice Letter, which it was required to meet by May 29, 2024 pursuant to its compliance plan. The Third Notice Letter notified the Company that, unless the Company requested an appeal hearing before the Nasdaq Hearings Panel (the “Panel”) by June 6, 2024, trading of the Company’s Common Stock would be suspended at the opening of business on June 10, 2024, and a Form 25-NSE would be filed with the SEC, which would remove the Company’s securities from listing and registration on Nasdaq (such notification, the “Delisting Notice”).

As directed in the Third Notice Letter, the Company timely requested a hearing before the Panel to appeal the Delisting Notice. The Delisting Notice had no immediate effect on the listing or trading of the Company’s Common Stock. The Company’s hearing request stayed the suspension of trading on the Company’s securities, and the Company’s securities continued to trade on Nasdaq. On August 14, 2024, in connection the implementation of the Company’s compliance plan, the Nasdaq Hearings Panel granted the Company’s request to transfer the Company’s securities from The Nasdaq Global Market to The Nasdaq Capital Market effective as of August 16, 2024. Further the Nasdaq Hearings Panel granted the Company’s request to have until November 26, 2024 to demonstrate compliance with its previously submitted plan.

On November 26, 2024, the Company received a letter from Nasdaq stating that the Company regained compliance with both the Minimum Stockholders’ Equity Requirement and the Minimum Bid Price Requirement. Pursuant to Nasdaq Listing Rule 5815(d)(4)(B), the Company will be subject to a Mandatory Panel Monitor for a period of one year from November 26, 2024. If, within that one-year monitoring period, Nasdaq finds the Company again out of compliance with the Minimum Stockholders’ Equity Requirement, which was the subject of the exception, notwithstanding Nasdaq Listing Rule 5810(c)(2), the Company would not be permitted to provide Nasdaq with a plan of compliance with respect to that deficiency and Nasdaq would not be permitted to grant additional time for the Company to regain compliance with respect to that deficiency, nor would the Company be afforded an applicable cure or compliance period pursuant to Nasdaq Listing Rule 5810(c)(3). Instead, Nasdaq would issue a Delist Determination Letter and the Company would have an opportunity to request a new hearing with the initial Panel or a newly convened Hearings Panel if the initial Panel were unavailable. The Company would have the opportunity to respond/present to the Hearings Panel as provided by Nasdaq Listing Rule 5815(d)(4)(C). The Company’s securities could at that time delisted from Nasdaq.

Although the Company believes it will be able to maintain compliance with Nasdaq’s continued listing requirements, there can be no assurance that the Company will be able to maintain compliance with all such requirements

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THE OFFERING

Terms of the Offering

The Selling Stockholder and any of its pledgees, assignees and successors-in-interest will determine when and how it sells the Shares offered in this prospectus and may, from time to time, sell any or all of its shares covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions. These sales may be at fixed or negotiated prices. See “Plan of Distribution.”

Common Stock offered by Selling Stockholder	Up to 1,270,000 shares of Common Stock.

Common Stock outstanding prior to this offering	2,161,516 shares of Common Stock (as of February 20, 2025).

Common stock to be outstanding after this offering	3,431,516 shares of Common Stock, assuming the sale of all of the Shares.

Use of proceeds

We will not receive any proceeds from the sale of the Shares offered by the Selling Stockholder, except with respect to amounts received by us upon exercise of the Warrant.

We will receive up to an aggregate of approximately $15.0 million from the exercise of the Warrant, assuming the exercise in full of the Warrant. To date, the Selling Stockholder has partially exercised the Warrant for 650 shares of Series B Preferred Stock, resulting in gross proceeds to the Company of $6.5 million.

We expect to use proceeds from future exercises of the Warrant, if any, for general corporate and working capital purposes. The exercise price of the Warrant is $10,000 per share of Series B Preferred Stock, subject to adjustment for certain events. See “Use of Proceeds” on page 9 for additional information.

Risk factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our Common Stock.

Market for the Common Stock	Our Common Stock is traded on Nasdaq under the symbol “JTAI”.

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, on file with the SEC, and those risk factors identified in reports subsequently filed with the SEC, including our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus. All of these risk factors are incorporated herein in their entirety. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus. For more information, see “Where You Can Find More Information.”

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Risks Related to This Offering

The Selling Stockholder may choose to sell the Shares at prices below the current market price of our Common Stock.

The Selling Stockholder is not restricted as to the prices at which it may sell or otherwise dispose of the Shares covered by this prospectus. Sales or other dispositions of the Shares below the then-current market price of the Common Stock could adversely affect the market price of our Common Stock.

Resales of our Common Stock in the public market by our stockholders as a result of this offering may cause the market price of our Common Stock to fall.

We are registering Shares issuable upon the conversion of the Series B Preferred Stock issued, or issuable, as part of the Selling Stockholder Transaction. Sales of substantial amounts of our Common Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our Common Stock. The issuance of new shares of Common Stock could result in resales of our Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. Furthermore, in the future, we may issue additional shares of Common Stock or other equity or debt securities exercisable or convertible into Common Stock. Any such issuance could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

We will have broad discretion as to the proceeds that we receive from the cash exercise by any holder of the Warrant, and we may not use the proceeds effectively.

We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder pursuant to this prospectus. In total, we may receive up to approximately $15.0 million in aggregate gross proceeds from cash exercises of the Warrant and to the extent that we receive such proceeds, we intend to use the net proceeds from cash exercises of the Warrant for working capital and general corporate purposes. To date, the Selling Stockholder has partially exercised the Warrant for 650 shares of Series B Preferred Stock, resulting in additional gross proceeds to the Company of $6.5 million. Our management will have broad discretion in the application of such proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and we could spend the proceeds in ways our stockholders may not agree with or that do not yield a favorable return, if at all. You will not have the opportunity, as part of your investment decision, to assess whether such proceeds are being used in a manner agreeable to you. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our Common Stock to decline.

You may experience future dilution as a result of issuance of certain of the securities issued in connection with the Selling Stockholder Transaction, future equity offerings by us and other issuances of our Common Stock or other securities. In addition, the issuance of such securities and future equity offerings and other issuances of our Common Stock or other securities may adversely affect our Common Stock price.

The issuance of the Shares pursuant to the Securities Purchase Agreement will cause a reduction in the percentage interests of our current stockholders in the voting power, any liquidation value, our book and market value, and in any future earnings. Additionally, the issuance or resale of our Common Stock could cause the market price of our Common Stock to decline. Further, the increase in the number of issued and outstanding shares of our Common Stock may have an incidental anti-takeover effect in that additional shares could be used to dilute the stock ownership of parties seeking to obtain control of us. The increased number of issued and outstanding shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions.

The Shares will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of our Common Stock may be sold in the public market following this offering. If there are significantly more shares of our Common Stock offered for sale than buyers are willing to purchase, then the market price of our Common Stock may decline to a market price at which buyers are willing to purchase the offered Common Stock and sellers remain willing to sell our Common Stock. The issuance of the Shares or any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could also adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares for sale will have on the market price of our Common Stock.

In addition, in order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share as prior issuances of Common Stock. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share previously paid by investors, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock or securities convertible into Common Stock in future transactions may be higher or lower than the prices per share. In addition, the exercise price of the Warrant for the Warrant Shares may be lesser or greater than the price per share previously paid by certain investors. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of Common Stock under our stock incentive programs. In addition, the issuance of the Shares and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares for sale will have on the market price of our Common Stock.

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Neither we nor the Selling Stockholder have authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus and the registration statement of which this prospectus forms a part. We may receive media coverage regarding our Company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. Neither we nor the Selling Stockholder have authorized any other party to provide you with information concerning us or this offering of Shares, and such recipients should not rely on this information.

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this prospectus, regarding the proposed the Company’s future financial performance and the Company’s strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project,” “strive,” “might,” “possible,” “potential,” “predict” or the negative of such terms or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about Jet.AI that may cause Jet.AI’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. The Company cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company.

In addition, the Company cautions you that the forward-looking statements regarding the Company, which are included in this prospectus, are subject to the following factors:

●	Jet.AI’s ability to realize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of Jet.AI to grow and manage growth profitably;

●	the ability to maintain the listing of the Company’s securities on Nasdaq;

●	our public securities’ potential liquidity and trading;

●	our ability to raise financing in the future;

●	Jet.AI’s success in retaining or recruiting, or changes in, its officers, key employees or directors;

●	the impact of the regulatory environment and complexities with compliance related to such environment, including compliance with restrictions imposed by federal law on ownership of U.S. airlines;

●	actors relating to the business, operations and financial performance of Jet.AI (or any of its subsidiaries);

●	changes in applicable laws or regulations;

●	the risk that Jet.AI may fail to effectively build scalable and robust processes to manage the growth of its business;

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●	the risk that demand for Jet.AI’s products and services may decline;

●	high levels of competition faced by Jet.AI with numerous market participants having greater financial resources and operating experience than Jet.AI;

●	the possibility that Jet.AI’s business may be adversely affected by changes in government regulations;

●	the possibility that Jet.AI may not be able to grow its client base;

●	the failure to attract and retain highly qualified personnel;

●	the inability to finance aircraft or generate sufficient funds;

●	the possibility that Jet.AI may not have enough capital and may be required to raise additional capital;

●	data security breaches, cyber-attacks or other network outages;

●	the volatility of the prices of blockchain currencies that the Company accepts as payment;

●	our reliance on third parties;

●	our inability to adequately protect our intellectual property interests or infringement on intellectual property interests of others;

●	the possibility that Jet.AI may be adversely affected by other economic, business or competitive factors; and

●	other factors detailed in the section entitled “Risk Factors.”

Should one or more of the risks or uncertainties described in this prospectus and in any document incorporated by reference in this prospectus materialize, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements.

You should read this prospectus with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part to the Selling Stockholder to resell the Shares. We will not receive any proceeds from the resale of any Shares offered by this prospectus by the Selling Stockholder.

The Selling Stockholder will pay all incremental selling expenses relating to the sale of the Shares, including underwriters’ or agents’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Stockholder. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

In total, we may receive up to approximately $15.0 million of aggregate gross proceeds from the exercise of the Warrant. To date, the Selling Stockholder has partially exercised the Warrant for 650 shares of Series B Preferred Stock, resulting in gross proceeds to the Company of $6.5 million. As a result, as of the date of this prospectus the Company may receive up to an additional $8.5 million upon future exercises of the Warrant. We intend to use the proceeds from any future exercise of the Warrant for cash for general corporate and working capital purposes.

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SELLING STOCKHOLDER

The Selling Stockholder listed in the table below may from time to time offer and sell any or all of the Shares set forth below pursuant to this prospectus. When we refer to the Selling Stockholder in this prospectus, we refer to the entity listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Stockholder’s interest in the Shares after the date of this prospectus.

The following table sets forth certain information provided by or on behalf of the Selling Stockholder concerning the Shares that may be offered from time to time by the Selling Stockholder pursuant to this prospectus. The Selling Stockholder identified below may have sold, transferred or otherwise disposed of all or a portion of their Shares or other Company securities after the date on which they provided us with information regarding such securities. Moreover, the Shares identified below include only the Shares being registered for resale and may not incorporate all shares of Common Stock or other securities of the Company deemed to be beneficially held by the Selling Stockholder. Any changed or new information given to us by the Selling Stockholder, including regarding the identity of, and the securities held by, the Selling Stockholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. The Selling Stockholder may sell all, some or none of the Shares in this offering. See “Plan of Distribution.”

Other than as described below or elsewhere in this prospectus, the Selling Stockholder does not have any material relationship with us or any of our predecessors or affiliates.

The number of shares of Common Stock beneficially owned by the Selling Stockholder is determined under rules promulgated by the SEC. Beneficial ownership assumes the conversion of all shares of Series B Preferred Stock and full exercise of the Warrant shares held by the selling stockholder.

Name and address of Selling Stockholder	Number of Shares Owned Prior to the Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Owned After Offering (1)	Percent of Shares Owned After Offering (1)

Ionic Ventures, LLC (2)(3)	112,198	1,270,000	—	—

(1)	Assumes that the Warrant will be fully exercised by the Selling Stockholder, that all shares of Common Stock issuable upon conversions of the Series B Preferred Stock held by the Selling Stockholder are issued, irrespective of the beneficial ownership limitation provision in the Certificate of Designations, and the Selling Stockholder will sell all of the Shares offered by it under this prospectus.

(2)	Total shares owned includes and assumes (i) 25,555 shares of Common Stock currently held by the Selling Stockholder and (ii) up to 1,270,000 shares of Common Stock issuable upon conversion of 450 shares of Series B Preferred Stock that the Selling Stockholder currently holds and up to 850 shares of Series B Preferred Stock, which shares of Series B Preferred Stock are issuable upon exercise of the Warrant, however, such conversion is subject to the 4.99% beneficial ownership limitation provision in the Certificate of Designations, which limits the number of shares of Series B Preferred Stock that may be converted into shares of Common Stock by the Selling Stockholder. The principal business address for the Selling Stockholder is 3053 Fillmore St, Suite 256, San Francisco, CA 94123.

(3)	Keith Coulston and Brendan O’Neil, each as managers of Ionic Management, LLC, the manager of Ionic Ventures, LLC, have shared power to vote and/or dispose of the Shares beneficially owned by Ionic Ventures, LLC. Mr. Coulston and Mr. O’Neil each disclaim beneficial ownership of the Company’s securities reported herein except to the extent of their pecuniary interest therein.

PLAN OF DISTRIBUTION

The Selling Stockholder, which as used in this prospectus includes donees, pledgees, transferees or other successors-in-interest selling Shares or interests in Shares received after the date of this prospectus from the Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of the Shares covered hereby on any stock exchange, market or trading facility on which the Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling the Shares, unless it is contractually bound not to:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of Shares at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell the Shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of the Shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Shares or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Stockholder may also sell Shares short and deliver these Shares to close out their short positions, or loan or pledge the Shares to broker-dealers that in turn may sell these Shares. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the Shares. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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We agreed to keep this prospectus effective until the earlier of (i) the date on which the Shares may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144 under the Securities Act, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the Shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Compliance with the Exchange Act, including Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholder or any other person.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. Our SEC file number is 001-40725. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, until all of the Shares are sold by the Selling Stockholder:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 1, 2024, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 29, 2024, and as amended by Amendment No. 2 on Form 10-K/A filed with the SEC on August 15, 2024;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on May 15, 2024;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, filed with the SEC on August 14, 2024;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024, filed with the SEC on November 14, 2024;

●	Our Current Reports on Form 8-K filed with the SEC on January 3, 2024, January 17, 2024, April 19, 2024, May 31, 2024, June 27, 2024, July 17, 2024, August 8, 2024, August 23, 2024, August 30, 2024, September 25, 2024, September 26, 2024, October 10, 2024, October 11, 2024, October 18, 2024, October 22, 2024, October 24, 2024, October 28, 2024, November 5, 2024, November 8, 2024, November 18, 2024, November 19, 2024, and February 20, 2025 (in each case, excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K); and

●	The description of the Company’s capital stock set forth in our Registration Statement on Form S-1/A, filed with the SEC on October 15, 2024, in the section entitled “Description of Capital Stock.”

Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

Jet.AI Inc.

Attn: Corporate Secretary

10845 Griffith Peak Dr.

Suite 200

Las Vegas, NV 89135

(702) 747-4000

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This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Dykema Gossett PLLC.

EXPERTS

The consolidated financial statements of Jet.AI as of December 31, 2023 and December 31, 2022 included in this prospectus have been audited by Hacker Johnson & Smith P.A., an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, which includes an explanatory paragraph as to Jet.AI’s ability to continue as a going concern, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes amendments and exhibits, under the Securities Act and the rules and regulations under the Securities Act for the registration of the Shares being offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information that is in the registration statement and its exhibits and schedules. Statements in this prospectus that summarize documents are not necessarily complete, and in each case you should refer to the copy of the document filed as an exhibit to the registration statement. The registration statement and other public filings can be obtained from the SEC’s internet site at www.sec.gov.

As a public company, we are required to file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements on Schedule 14A and other information (including any amendments) with the SEC. You can find the Company’s SEC filings at the SEC’s website at http://www.sec.gov.

Our Internet address is www.jet.ai. Information contained on our website is not part of this prospectus. Our SEC filings (including any amendments) will be made available free of charge on www.sec.gov, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered will be borne by Jet.AI and are set forth in the following table. All amounts except the registration fee are estimated.

Registration fee	$-
Legal fees and expenses	20,000
Accounting fees and expenses	5,000
Printing fees and expenses	2,000
Transfer agent and trustee fees	5,000
Miscellaneous	-

Total	$32,000

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Item 15. Indemnification of Directors and Officers.

Under Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), a corporation has the power to indemnify its directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. In addition, a corporation may advance expenses incurred by a director or officer in defending a proceeding upon receipt of an undertaking from such person to repay any amount so advanced if it is ultimately determined that such person is not eligible for indemnification. The registrant’s certificate of incorporation provides that, pursuant to the DGCL, the registrant’s directors shall not be liable for monetary damages to the fullest extent authorized under applicable law. This provision in the registrant’s certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Article VI of the registrant’s bylaws provides that the registrant will indemnify, to the fullest extent permitted by the DGCL, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the registrant) by reason of the fact that such person is or was a director or officer of the registrant, or is or was a director or officer of the registrant serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

In addition to the above, the registrant has entered into indemnification agreements with each of the registrant’s directors and officers. These indemnification agreements provide the registrant’s directors and officers with the same indemnification and advancement of expenses as described above and provide that our directors and officers will be indemnified to the fullest extent authorized by any future Delaware law that expands the permissible scope of indemnification. The registrant also has directors’ and officers’ liability insurance, which provides coverage against certain liabilities that may be incurred by the registrant’s directors and officers in their capacities as directors and officers of the registrant.

Item 16. Exhibits.

Exhibit Number	Description
2.1	Business Combination Agreement and Plan of Reorganization, dated as of February 24, 2023, by and among Oxbridge, First Merger Sub, Second Merger Sub and Jet Token (incorporated by reference to Exhibit 2.1 of Jet.AI’s Current Report on Form 8-K filed with the SEC on August 14, 2023).
2.2	Amendment No. 1 to Business Combination Agreement and Plan of Reorganization, dated May 11, 2023, by and among Oxbridge, First Merger Sub, Second Merger Sub and Jet Token (incorporated by reference to Exhibit 2.2 of Jet.AI’s Current Report on Form 8-K filed with the SEC on August 14, 2023).
2.3+	Agreement and Plan of Merger and Reorganization dated as of February 13, 2025, by and among Jet.AI Inc., flyExclusive, Inc., FlyX Merger Sub, Inc., and Jet.AI SpinCo, Inc. (incorporated by reference to Exhibit 2.1 of Jet.AI’s Current Report on Form 8-K filed with the SEC on February 20, 2025).
3.1	Certificate of Incorporation of Jet.AI Inc., dated August 10, 2023 (incorporated by reference to Exhibit 3.1 of Jet.AI’s Current Report on Form 8-K filed with the SEC on August 14, 2023).
3.2	Certificate of Designation of the Series A Convertible Preferred Stock of Jet.AI Inc., dated August 10, 2023. (incorporated by reference to Exhibit 3.2 of Jet.AI’s Current Report on Form 8-K filed with the SEC on August 14, 2023).
3.3	Certificate of Designation of the Series A-1 Convertible Preferred Stock of Jet.AI Inc., dated August 10, 2023 (incorporated by reference to Exhibit 3.3 of Jet.AI’s Current Report on Form 8-K filed with the SEC on August 14, 2023).

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3.4	Bylaws of Jet.AI Inc. (incorporated by reference to Exhibit 3.4 of Jet.AI’s Current Report on Form 8-K filed with the SEC on August 14, 2023).
3.5	Certificate of Designations of Series B Convertible Preferred Stock of Jet.AI Inc. (incorporated by reference to Exhibit 3.5 of Jet.AI’s Annual Report on Form 10-K filed with the SEC on April 1, 2024).
3.6	Amendment No. 1 to Certificate of Designation of Series A Convertible Preferred Stock of Jet.AI Inc. dated July 15, 2024. (incorporated by reference to Exhibit 3.1 of Jet.AI’s Current Report on Form 8-K filed with the SEC on July 17, 2024).
3.7	Amendment to Bylaws of Jet.AI Inc. (incorporated by reference to Exhibit 3.1 of Jet.AI’s Current Report on Form 8-K filed with the SEC on August 8, 2024).
3.8	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Jet.AI’s Current Report on Form 8-K filed with the SEC on September 26, 2024).
3.9	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Jet.AI’s Current Report on Form 8-K filed with the SEC on November 8, 2024).
3.10	Certificate of Correction of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Jet.AI’s Current Report on Form 8-K filed with the SEC on November 12, 2024).
4.1	Warrant by and between Jet.AI Inc. and Ionic Ventures, LLC (incorporated by reference to Exhibit 4.5 of Jet.AI’s Annual Report on Form 10-K. filed with the SEC on April 1, 2024).
5.1**	Opinion of Dykema Gossett PLLC
10.1	Securities Purchase Agreement dated as of March 28, 2024 by and among Jet.AI Inc. and Ionic Ventures, LLC (incorporated by reference to Exhibit 10.30 of Jet.AI’s Annual Report on Form 10-K filed with the SEC on April 1, 2024).
10.2	Voting Agreement dated as of March 29, 2024 by and among Jet.AI Inc. and certain stockholders. (incorporated by reference to Exhibit 10.31 of Jet.AI’s Annual Report on Form 10-K filed with the SEC on April 1, 2024).
10.3	Registration Rights Agreement dated as of March 29, 2024 between Jet.AI Inc. and Ionic Ventures, LLC (incorporated by reference to Exhibit 10.32 of Jet.AI’s Annual Report on Form 10-K filed with the SEC on April 1, 2024).
10.4	Placement Agency Agreement (incorporated by reference to Exhibit 10.33 of Jet.AI’s Current Report on Form 8-K filed with the SEC on April 19, 2024).
10.5	Letter Agreement, dated September 24, 2024, between Jet.AI Inc. and Ionic Ventures, LLC (incorporated by reference to Exhibit 10.1 of Jet.AI’s Current Report on Form 8-K filed with the SEC on September 25, 2024).
10.6	Letter Agreement, dated October 10, 2024, by and between Jet.AI Inc. and Ionic Ventures, LLC (incorporated by reference to Exhibit 10.1 of Jet.AI’s Current Report on Form 8-K filed with the SEC on October 10, 2024).
10.7	Letter Agreement, dated October 18, 2024, by and between Jet.AI Inc. and Ionic Ventures, LLC (incorporated by reference to Exhibit 10.1 of Jet.AI’s Current Report on Form 8-K filed with the SEC on October 18, 2024).
10.8	Separation and Distribution Agreement dated as of February 13, 2025, by and among Jet.AI Inc., Jet.AI SpinCo, Inc., and flyExclusive, Inc. (incorporated by reference to Exhibit 10.1 of Jet.AI’s Current Report on Form 8-K filed with the SEC on February 20, 2025).
23.1**	Consent of Hacker Johnson & Smith PA, independent registered public accounting firm for Jet.AI Inc.
23.2**	Consent of Dykema Gossett PLLC (included in Exhibit 5.1).
24.1**	Power of Attorney (reference is made to the signature page of this Registration Statement).
107**	Filing Fee Table

*	Filed herewith.
**	Previously filed.
+	Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on February 21, 2025.

JET.AI INC.

By:	/s/ Michael Winston
Michael Winston
Executive Chairman and Interim Chief Executive Officer
(Principal Executive Officer)

Each person whose signature appears below appoints Michael Winston and George Murnane, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Winston	Executive Chairman and Interim Chief Executive Officer	February 21, 2025
Michael Winston	(Principal Executive Officer)

/s/ George Murnane	Interim Chief Financial Officer and Director	February 21, 2025
George Murnane	(Principal Financial Officer, Principal Accounting Officer)

*	Director	February 21, 2025
William Yankus

*	Director	February 21, 2025
Wrendon Timothy

*	Director	February 21, 2025
Lt. Col. Ran David

*	Director	February 21, 2025
Donald Jeffrey Woods

*	Director	February 21, 2025
Ehud Talmor

* By:	/s/ Michael Winston
Attorney-in-fact

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